SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 27, 2001

                                     001-13195

                            ------------------------
                            (Commission File Number)

                       INDUSTRIAL DISTRIBUTION GROUP, INC.

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                                              NO. 58-2299339
----------------------------                                  ------------------
(State or other jurisdiction                                   (I.R.S. Employer
      of incorporation)                                      Identification No.)


            950 EAST PACES FERRY ROAD, SUITE 1575, ATLANTA, GEORGIA 30326
              -----------------------------------------------------
              (Address of principal executive offices and zip code)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Effective July 23, 2001, the Audit Committee of the Board of Directors of Industrial Distribution Group, Inc.("IDG" or the "Registrant") engaged the accounting firm of Ernst & Young LLP as independent public accountants for the Registrant for the year ending December 31, 2001. Arthur Andersen LLP was dismissed effective July 23, 2001. The change was recommended by management and approved by IDG's Audit Committee of the Board of Directors.

(b) During the two most recent fiscal years and subsequent interim period preceding the date of this report there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

(c) The report of Arthur Andersen LLP on the financial statements of the Registrant for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d) The Registrant has not consulted with Ernst & Young LLP during the last two years or subsequent interim period on either the application of accounting principles or type of opinion Ernst & Young LLP might issue on the Registrant's financial statements.

(e) The Registrant requested Arthur Andersen LLP to furnish a letter addressed to the SEC stating whether Andersen agrees with the above statements. A copy of this letter to the SEC, dated July 27, 2001, is filed as Exhibit 16 to this Form 8-K.

ITEM 7.  EXHIBITS

Exhibit 16 - Letter of Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.


JULY 27, 2001
-------------
    (Date)


Industrial Distribution Group, Inc.

                                 By: /s/ Jack Healey
                                    -------------------------------------------
                                    Jack P. Healey
                                    Senior Vice President and
                                    Chief Financial Officer
                                    (Duly Authorized Officer and
                                    Principal Accounting and Financial Officer)